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                                                                 Exhibit 10.1


                              CENTRA SOFTWARE, INC.

                                 1995 STOCK PLAN


1.       PURPOSE.

         The purpose of this plan (the "Plan") is to secure for Centra Software, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.       TYPES OF AWARDS AND ADMINISTRATION.

         (a) OPTIONS. Options granted pursuant to the Plan ("Options") shall be authorized by action of the Board of Directors of the Company and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or non-statutory Options which are not intended to meet the requirements of Section 422 of the Code. All Options when granted are intended to be non-statutory Options, unless the applicable Option Agreement (as defined below) explicitly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-statutory Option appropriately granted under the Plan provided that such Option (or portion thereof) otherwise meets the Plan's requirements relating to non-statutory Options.

         (b) INCENTIVE STOCK. Shares of the Company's Common Stock ("Common Stock") issued pursuant to the Plan ("Incentive Stock") shall be authorized by the Board of Directors and may be free from restrictions or may be subject to such conditions and restrictions as the Board may determine. The vesting of Incentive Stock may be conditioned upon the completion of a specified period of employment with the Company and/or such other conditions or events as the Board may determine, and any unvested Incentive Stock may be made subject to forfeiture upon termination of employment or the occurrence of other events.

         (c) ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion issue Incentive Stock and grant options to purchase shares of Common Stock, and issue shares upon exercise of such Options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective Incentive Stock Agreements (as defined below),


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Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Incentive Stock Agreements and Option Agreements, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Incentive Stock Agreement or Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

3.       ELIGIBILITY.

         Options may be granted, and Incentive Stock may be issued, to persons who are, at the time of such grant or issuance, employees, officers or directors of, or consultants or advisors to, the Company; PROVIDED, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company.

4.       STOCK SUBJECT TO PLAN.

         Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock of the Company which may be issued under the Plan is 2,568,000(1) shares. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants under the Plan. If shares of Incentive Stock shall be forfeited to, or otherwise repurchased by, the Company pursuant to an Incentive Stock Agreement, such purchased shares subject to such Option shall again be available for subsequent Option grants under the Plan. If shares issued upon exercise of an Option are tendered to the Company in payment of the exercise price of an Option, such tendered shares shall again be available for subsequent Option grants under the Plan.

5.       FORMS OF INCENTIVE STOCK AGREEMENTS AND OPTION AGREEMENTS.

         (a) OPTION AGREEMENT. As a condition to the grant of an Option, each recipient of an Option shall execute an option agreement ("Option Agreement") in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Option Agreements may differ among recipients.


(1) This number reflects the number of shares pre-split, as of October 21, 1999.

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         (b) INCENTIVE STOCK AGREEMENT. As a condition to the issuance of
Incentive Stock, each recipient thereof shall execute an incentive stock agreement ("Incentive Stock Agreement") in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Incentive Stock Agreements may differ among recipients and need not be entitled "Incentive Stock Agreements".

         (c) "STAND-OFF" AGREEMENT. Unless the Board of Directors specifies otherwise, each Incentive Stock Agreement and Option Agreement shall provide that upon the request of the Company or the managing Underwriter(s), the holder of any Option or the purchaser of any Incentive Stock shall, in connection with an initial public offering of the Company's common stock, agree in writing that for a period of time (not to exceed 180 days) from the effective date of the Security Exchange Commission registration statement for such offering, the holder or purchaser will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Company's common stock owned or controlled by him.

6.       PURCHASE PRICE.

         (a) GENERAL. The purchase price per share of Incentive Stock and per share of stock deliverable upon the exercise of an Option shall be determined by the Board of Directors, PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such Option, or less than 110% of such fair market value in the case of Options described in Section 11(b).

         (b) PAYMENT OF PURCHASE PRICE. Option Agreements may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee for a period of six months having a fair market value equal in amount to the exercise price of the Options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations, or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Board of Directors. Incentive Stock Agreements may provide for the payment of any purchase price in any manner approved by the Board of Directors at the time of authorizing the issuance thereof.

7.       OPTION PERIOD.

         Each Option and all rights thereunder shall expire on such date as shall be set forth in the applicable Option Agreement, PROVIDED that, in any event, in the case of an Incentive Stock



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Option, such date shall not be later than 10 years after the date on which the
Option is granted (or five years in the case of Options described in Section 11(b)), and, in the case of non-statutory Options, not later than 10 years after the date on which the Option is granted, and, in either case, shall be subject to earlier termination as provided in the Plan.

8.       EXERCISE OF OPTIONS.

         Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such Option, subject to the provisions of the Plan.

9.       NONTRANSFERABILITY OF OPTIONS.

         No Option or share of Incentive Stock shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life an optionee, an Option held by him or her shall be exercisable only by the optionee. Notwithstanding the foregoing, non-statutory Options and shares of Incentive Stock may be transferred pursuant to a qualified domestic relations order (as defined in SEC Rule 16b-3).

10.      EFFECT OF TERMINATION.

         No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has continuously since the date of grant of his or her Incentive Stock Option, been employed by the Company except that unless the Option Agreement or instrument expressly provides otherwise:

                  (a) the Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable Option Agreement);

                  (b) if the optionee dies while in the employ of the Company, the Incentive Stock Option may be exercised in full by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option Agreement); and

                  (c) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised in full within the period of one year after the date the optionee ceases to be such an employee because of.such disability (or within such lesser period as may be specified in the applicable Option Agreement); PROVIDED, HOWEVER, that in no event may any Incentive Stock Option be exercised after the expiration date of the Incentive Stock Option. For all purposes of the Plan and any Incentive Stock Option granted hereunder,



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"employment" shall be defined in accordance with the provisions of Section
1.421-7(h) of the Income Tax Regulations (or any successor regulations).

         A non-statutory Option granted to an employee shall be subject to the foregoing provisions of this Section 10 as if it were an Incentive Stock Option, but a non-statutory Option may also be exercised so long as the optionee maintains a relationship with the Company as a director, consultant, or adviser, unless the Option Agreement provides otherwise.

11.      INCENTIVE STOCK OPTIONS.

         Options which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

         (a) EXPRESS DESIGNATION. All Incentive Stock Options shall, at the time of grant, be specifically designated as such in the Option Agreement covering such Incentive Stock Options.

         (b) 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                  (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

                  (ii) the option exercise period shall not exceed five years from the date of grant.

         (c) DOLLAR LIMITATION. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

12.      ADDITIONAL PROVISIONS.



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         (a) ADDITIONAL PROVISIONS. The Board of Directors may, in its sole discretion, include additional provisions in Incentive Stock Agreements and Option Agreements, including without limitation restrictions on transfer, rights of the Company to repurchase shares of Incentive Stock or shares of Common Stock acquired upon exercise of Options, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Board of Directors; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not be such as to cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         (b) ACCELERATION, EXTENSION, ETC. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options may be exercised or (ii) extend the dates during which all, or any particular, Option or Options may be exercised; PROVIDED, HOWEVER, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code.

13.      RIGHTS AS A SHAREHOLDER.

         The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

14.      ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED TRANSACTIONS.

         (a) GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Options, and (z) the price for each share subject to any then outstanding Options, without changing the aggregate purchase price as to which such Options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 14 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

         (b) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this
Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will



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be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

15.      MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

         (a) GENERAL. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to some or all outstanding Options (and need not take the same action as to each such Option: (i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED that any such Options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event.

         (b) SUBSTITUTE OPTIONS. The Company may grant Options in substitution for Options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

         (c) INCENTIVE STOCK. In the event of a business combination or other transaction of the type detailed in subparagraph (a) of this Section 15, any securities, cash or other property received in exchange for shares of Incentive Stock shall continue to be governed by the provisions of any Incentive Stock Agreement pursuant to which they were issued, including any provision regarding vesting, and such securities, cash, or other property may be held in escrow on such terms as the Board of Directors may direct, to insure compliance with the terms of any such Incentive Stock Agreement.

16.      NO SPECIAL EMPLOYMENT RIGHTS.



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         Nothing contained in the Plan or in any Option or Incentive Stock
Agreement shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

17.      OTHER EMPLOYEE BENEFITS.

         The amount of any compensation deemed to be received by an employee as a result of the issuance of shares of Incentive Stock or the grant or exercise of an Option or the sale of shares received upon such Award or exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

18.      AMENDMENT OF THE PLAN.

         (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board of Directors may not effect such modification or amendment without such approval.

         (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an Option previously granted to him or her. With the consent of the recipient of Incentive Stock or optionee affected, the Board of Directors may amend outstanding Incentive Stock Agreements or Option Agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

19.       WITHHOLDING.

         The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to issuance of any shares of Incentive Stock or shares issued upon exercise of Options. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the obligor may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable or (ii) by delivering to the Company shares of Common Stock already owned by the obligor. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market



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value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A person who has made an election pursuant to this Section 19(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

20.      EFFECTIVE DATE AND DURATION OF THE PLAN.

         (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section
18) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular optionee. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         (b) TERMINATION. Unless sooner terminated in accordance with Section 15 or by the Board of Directors the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors.

21.      PROVISION FOR FOREIGN PARTICIPANTS.

         The Board of Directors may, without amending the Plan, modify the terms of Option or Incentive Stock Agreements to differ from those specified in the Plan with respect to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

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